Exhibit 99.1

Valpey-Fisher Corporation Reports Second Quarter 2004 Results

    HOPKINTON, Mass.--(BUSINESS WIRE)--July 30, 2004--Valpey-Fisher Corporation (AMEX:VPF), reported today its financial results for the second quarter and six months ended June 27, 2004. Valpey-Fisher Corporation specializes in providing frequency control devices, including quartz crystals and oscillators.
    In our 1st quarter letter, we said, "Given the current backlog, we expect to increase our shipping levels into the 2nd quarter."
    We are pleased to report we in fact increased our shipments from the $2,767,000 in the first quarter to $3,151,000 in the second quarter. Perhaps as important, we maintained a book-to-bill ratio of 1 so that our backlog remains at the same level as we enter the 3rd quarter.
    During the 2nd quarter, our headcount of permanent employees remained the same, however, we did add in 3 temporary direct labor people. Even counting the 3 temps, our sales per employee improved from $40,000 to $45,000 on a quarterly basis.
    Unfortunately, we still experienced an operating loss of $44,000, our smallest loss in more than 3 years. If there is a bright side to any loss at all, it's this is almost $100,000 less than the first quarter of this year and $600,000 less than the comparable quarter of 2003.
    Net sales for the quarter ending June 27, 2004 were $3,151,000 an increase of $971,000 over the amount reported in the 2nd quarter of 2003. Gross profit for the current quarter was $922,000, a $640,000 increase over the comparable 2003 quarter. For the current quarter we had an operating loss of $44,000 and an after tax loss of $23,000 or a net loss of $.01 per share from continuing operations.
    During the current quarter, we expensed $110,000 to increase the environmental expense accrual to reflect the revised estimate to complete the next phase of the environmental cleanup on the New Jersey property we sold in 1998. This expense is presented in the Condensed Consolidated Statement of Operations under the caption "(Loss) from discontinued operations". As a result, we are reporting a net loss of $133,000 or $.03 per share in the current quarter.
    New orders for the quarter were approximately $3.2 million, an increase of $969,000 over the comparable quarter of 2003 and about equal to that of the 1st quarter of 2004.
    Our balance sheet continues to remain strong with $4.2 million in cash and no outstanding debt.
    Although we continue to be cautious about predicting future results, we believe that the programs enacted over the last several quarters will continue to show positive results and should move us toward profitability.
    If market conditions for our major customers remain the same or hopefully improve, we expect to continue to reduce our operating loss in the 3rd quarter.


Ted Valpey, Jr.                 Michael J. Ferrantino
Chairman of the Board           President and Chief Executive Officer

July 30, 2004

    Forward-Looking Statements

    Certain statements made herein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Words such as "expects", "believes", "estimates", "plans" or similar expressions are intended to identify such forward-looking statements. The forward- looking statements are based on the Company's current views and assumptions and involve risks and uncertainties that include, but not limited to: the Company's ability to achieve profitability, the current production over-capacity within the suppliers of frequency control devices, the ability to develop, market and manufacture new innovative products competitively, the fluctuations in product demand of the telecommunications industry, the ability of the Company and its suppliers to produce and deliver materials and products competitively, and the ability to limit the amount of the negative effect on operating results caused by pricing pressure.


Valpey-Fisher Corporation
Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except per share data)
                                     Quarter Ended    Six Months Ended
                                    ---------------- -----------------
                                    6/27/04  6/29/03  6/27/04  6/29/03
                                    ---------------- -----------------

Net sales                            $3,151  $2,180    $5,918  $3,891
Cost of sales                         2,229   1,898     4,209   3,524
                                    ---------------- -----------------
   Gross profit                         922     282     1,709     367

Selling and advertising expenses        401     371       797     746
General and administrative expenses     515     522       988     895
Research and development expenses        50      38       111      75
                                    ---------------- -----------------
                                        966     931     1,896   1,716
                                    ---------------- -----------------
   Operating (loss)                     (44)   (649)     (187) (1,349)

Other income, net                        21      12        27      20
                                    ---------------- -----------------
(Loss) from continuing operations
 before income taxes                    (23)   (637)     (160) (1,329)
Income tax benefit                        0     208         0     443
                                    ---------------- -----------------
(Loss) from continuing operations       (23)   (429)     (160)   (886)
(Loss) from discontinued operations    (110)      0      (110)      0
                                    ---------------- -----------------
Net (loss)                            $(133)  $(429)    $(270)  $(886)
                                    ================ =================


Basic and diluted (loss) per share:
  Continuing operations              $(0.01) $(0.10)   $(0.04) $(0.21)
  Discontinued operations             (0.02)   0.00     (0.02)   0.00
                                    ---------------- -----------------
                                     $(0.03) $(0.10)   $(0.06) $(0.21)
                                    ================ =================


Basic and diluted weighted average
 shares                               4,216   4,186     4,205   4,191


Valpey-Fisher Corporation
Condensed Consolidated Balance Sheets
(in thousands)
                                                (Unaudited)  (Audited)
                                                   6/27/04   12/31/03
                                                ----------------------
ASSETS
   Current assets:
      Cash and cash equivalents                     $4,161     $4,209
      Receivables, net                               2,812      2,467
      Inventories, net                               1,945      1,571
      Deferred income taxes and other current
       assets                                          731        675
                                                ----------------------
        Total current assets                         9,649      8,922
                                                ----------------------
   Property, plant and equipment, at cost           10,741     10,752
    Less accumulated depreciation                    7,406      7,064
                                                ----------------------
                                                     3,335      3,688
                                                ----------------------
   Other assets                                        143        134
                                                ----------------------
                                                   $13,127    $12,744
                                                ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                              $2,002     $1,440
   Deferred income taxes                               626        646
   Stockholders' equity                             10,499     10,658
                                                ----------------------
                                                   $13,127    $12,744
                                                ======================

    CONTACT: Valpey-Fisher Corporation
             Michael J. Kroll, 508-435-6831 ext. 600